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    (b)    Exhibit 11 -      COMPUTATION OF EARNINGS PER COMMON AND COMMON
                             EQUIVALENT SHARES

                                                                              Three Months Ended
                                                                                March 31, 1997
                                                                             -------------------
Primary
-------


Net income                                                                      $1,716,406
                                                                                 =========

Weighted averages shares outstanding

   Average Common shares                                                         5,082,114

   Average unallocated ESOP shares                                                (274,646)

   Common stock equivalents - options
     and warrants                                                                  185,567
                                                                                ----------

Total weighted average shares outstanding
   during period                                                                 4,993,035
                                                                                ==========

Earnings per common and common share equivalent - primary                             $.34
                                                                                ==========


Fully Diluted
-------------

Net income                                                                      $1,716,406
                                                                                ==========

   Average common shares                                                         5,082,114

   Average unallocated ESOP shares                                               (274,646)

   Common stock equivalents - options and
     warrants                                                                      298,215
                                                                                ----------

Total weighted average shares outstanding
  during period                                                                  5,105,683
                                                                                ==========

Earnings per common and common share equivalent - fully diluted                       $.34
                                                                                ==========